UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. 1)

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Filed by a Party other than the Registrant  / /

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/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 14a-12

                            NTN COMMUNICATIONS, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                            NTN COMMUNICATIONS, INC.
                               5966 La Place Court
                           Carlsbad, California 92008

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held June 10, 2005

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of NTN Communications, Inc. (the "Company") will be held at the Company's corporate headquarters located at 5966 La Place Court, Carlsbad, California 92008, at 8:30 a.m. local time, on June 10, 2005, for the following purposes, as more fully described in the attached Proxy Statement:

  1. To elect three directors to hold office until the 2008 annual meeting of stockholders and until their respective successors are duly elected and qualified;

  2. To vote upon a proposal to amend the Restated Articles of Incorporation of NTN Communications, Inc. to eliminate the classified structure of the board of directors;

  3. To vote upon a proposal to amend the Restated Articles of Incorporation of NTN Communications, Inc. to change the Company's corporate name from NTN Communications, Inc. to NTN Buzztime, Inc.;

  4. To ratify the appointment of Haskell & White LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

  5. To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors fixed the close of business on April 11, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign, and return the enclosed proxy in the accompanying envelope. In addition to voting by mail, if you hold your shares through a broker or bank, you may vote by telephone or via the internet. You may vote via the internet at www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number to obtain your records and to create an electronic voting instruction form. You do not need to return your proxy by mail if you have voted by telephone or via the internet.

     The prompt return of your proxy will help to save expenses incurred in further communication. Your proxy can be revoked as described in the Proxy Statement and will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                                Sincerely,

                                                James B. Frakes
                                                Chief Financial  Officer
                                                and Secretary

Carlsbad, California
May 10, 2005

                            NTN COMMUNICATIONS, INC.
                               5966 La Place Court
                           Carlsbad, California 92008

                                 PROXY STATEMENT

                     Annual Meeting to be held June 10, 2005

                             SOLICITATION AND VOTING

General

     The enclosed proxy is being solicited on behalf of the Board of Directors of NTN Communications, Inc. ("NTN") for use at the annual meeting of stockholders to be held at NTN's corporate headquarters located at 5966 La Place Court, Carlsbad, California 92008, at 8:30 a.m. local time, on June 10, 2005, and at any adjournment or postponement thereof (the "Annual Meeting"), for purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. We are first mailing this Proxy Statement, together with the accompanying proxy solicitation materials, to stockholders, and posting on our corporate website at www.ntn.com, on or about May 10, 2005.

Voting Securities; Record Date

     We have one class of voting stock outstanding, designated common stock, $.005 par value ("Common Stock"). Each share of our Common Stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on April 11, 2005 are entitled to notice of and to vote at the Annual Meeting. There were 53,341,464 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, at the Annual Meeting, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes and for the purpose of determining the outcome of any matter submitted to the stockholders for a vote. However, abstentions do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of the plurality. The inspector of election appointed for the Annual Meeting will tabulate all votes including separate tabulation of the affirmative and negative votes, abstentions and broker non-votes.

     The proxy holders will vote all shares of Common Stock represented by a properly completed proxy received in time for the Annual Meeting as directed in the proxy. If no direction is given in the proxy, it will be voted "FOR" Proposal 1, the election as directors of the nominees named in this Proxy Statement, "FOR" Proposal 2, approval of the amendment to the Restated Articles of Incorporation of NTN Communications, Inc. to eliminate the classified structure of the board of directors, "FOR" Proposal 3, approval of the amendment to the Restated Articles of Incorporation of NTN Communications, Inc. to change the name of the Company from NTN Communications, Inc. to NTN Buzztime, Inc.; and "FOR" Proposal 4, ratification of the appointment of Haskell & White LLP as our registered public accounting firm for the fiscal year ending December 31, 2005. Broker non-votes will not affect the outcome of any proposal. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

Revocability of Proxies

     You may revoke a proxy at any time before it has been exercised by giving written notice of revocation to our Secretary, by executing and delivering to the Secretary a proxy dated as of a later date than the accompanying proxy, or by attending the Annual Meeting and voting in person. If, however, your shares of record are held by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from that record holder a proxy issued in your name. Attendance at the Annual Meeting, by itself, will not serve to revoke a proxy.

Solicitation

     We will bear the cost of soliciting proxies. This Proxy Statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of Common Stock. We may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. Our directors, officers or regular employees may follow up the mailing to stockholders by telephone, telegram or personal solicitations, but no special or additional compensation will be paid to those directors, officers or employees for doing so.

Stockholder Proposals for 2006 Annual Meeting

     Stockholder proposals intended to be included in our proxy materials for the 2006 annual meeting of stockholders must be received by January 10, 2006. Such proposals should be addressed to our Secretary.

     With respect to any stockholder proposals to be presented at the 2006 annual meeting which are not included in the 2006 proxy materials, such proposal shall be considered untimely, unless the proponent notifies us of such proposal by not later than March 26, 2006. Pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act, the Company will have discretionary authority to vote upon such untimely proposals. Any proposal must comply with the federal securities laws.

Selection of Director Nominees

     The Nominating Committee will consider candidates for Board membership suggested by other Board members, as well as by management and stockholders. As a stockholder, you may recommend any qualified person for consideration as a nominee for director by writing to the Nominating Committee of the Board of Directors, c/o NTN Communications, Inc., 5966 La Place Court, Carlsbad,
California 92008. Recommendations must be received by January 10, 2006 to be considered for the 2006 annual meeting of stockholders, and must comply with the requirements in our bylaws. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating Committee in evaluating the individual recommended. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Board or by management.

Corporate Governance

     We are committed to integrity, reliability and transparency in our disclosures to the public. We have established corporate governance practices to ensure that our business is operated in the best interests of our stockholders and in full compliance with our legal obligations including the corporate governance listing standards of the American Stock Exchange and regulations of the Securities and Exchange Commission (the "SEC").

In particular, we have:

   o determined that seven out of the eight members of our Board of Directors meet the independence requirements of the American Stock Exchange;

   o appointed an independent lead director;

   o adopted a policy regarding director attendance at annual meetings of stockholders;

   o adopted a policy regarding stockholder communications with the Board of Directors;

   o determined that all of the members of the Audit Committee of the Board of Directors meet the independence requirements of the American Stock Exchange and SEC rules;

   o determined that all of the members of the Audit Committee of the Board of Directors are financially literate and designated an "audit committee financial expert" within the meaning of the American Stock Exchange and SEC rules;

   o instituted procedures for receiving, retaining and treating complaints from any source regarding accounting, internal accounting controls and auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

   o adopted pre-approval policies and procedures for audit and non-audit services;

   o adopted a Code of Values, which applies to all officers, directors and employees; and

   o adopted a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and Vice President, Controller.

     Our committee charters, the Code of Values, the Code of Ethics for Senior Financial Officers and other corporate governance materials and related information are posted in the Corporate Governance section of our website at www.ntn.com, or you may receive copies without charge by writing to us at: NTN Communications, Inc., 5966 La Place Court, Carlsbad, California 92008,
Attention: Investor Relations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees for Election for Term Expiring in 2008

     Our bylaws provide that the Board of Directors is to consist of not less than five or more than thirteen directors, with the exact number of directors within such range to be specified by the Board. The Board of Directors currently consists of eight members.

     Our articles currently provide that the Board of Directors is to be classified into three classes, as nearly equal in number as possible, with each class having a three year term. The terms are staggered ("classified") so that the term of one class expires at each annual meeting of our stockholders. Three director nominees have been nominated for election at this meeting to serve for a three-year term expiring at our Annual Meeting in 2008. However, if Proposal 2 to amend the Company's Restated Articles of Incorporation to elect the directors annually is approved by our stockholders, then the terms of all directors, including those elected at the 2005 Annual Meeting, will end at the 2006 Annual Meeting of Stockholders. Thereafter, all directors will be elected for one-year terms. See Proposal 2 on page 7.

     Vacancies on the Board of Directors (including vacancies created by an increase in the authorized number of directors) may be filled by the Board of Directors. A director appointed by the Board of Directors to fill a vacancy would serve for the remainder of the full term of the directors of the class in which the vacancy occurs and until his or her successor is elected and qualified.

     We are presenting to stockholders a proposal to amend the Company's Restated Articles of Incorporation to eliminate the classified structure of the Board of Directors. Should stockholders approve this proposal, all directors would be subject to election at the 2006 Annual Meeting of Stockholders for a one year term.

     Three directors are subject to election at the Annual Meeting. The Board of Directors has selected the following nominees for election as directors of the class of directors to be elected at the Annual Meeting. If elected, the following nominees will hold office until the annual meeting of stockholders in 2008 and until their respective successors are duly elected and qualified, subject to stockholder approval of Proposal 2.

     Barry Bergsman, 64, has been a Director since August 1998 and was appointed lead director in August, 2004. He is president of Baron Enterprises, Inc., a privately owned consulting company established in 1965. As president of Intertel Communications, Inc., from 1985 to 1998, Mr. Bergsman pioneered the use of the telephone and interactive technology for promotion, entertainment and information. Prior to 1985, Mr. Bergsman was engaged in television production and syndication and was an executive with CBS. He currently serves as a director and member of the management team of Photogenesis, Inc., a private medical device and biotechnology company.

     Neal Fondren, 44, was appointed as a Director in May 2003 upon consummation of the investment in NTN by Media General. Mr. Fondren has served as Vice President of Media General and President of Media General's Interactive Media Division since January 2001. Prior to joining Media General, Mr. Fondren was a 20-year veteran of E.W. Scripps Co., where he was vice president of new media from 1997 to 2000. Before that, he held a succession of executive-level positions in Scripps' cable television division from 1982 to 1997.

     Stanley B. Kinsey, 51, has served as Chairman and Chief Executive Officer of NTN since October 1998. Mr. Kinsey was appointed as a Director in November 1997. From 1976 to 1978, Mr. Kinsey was an analyst in the consulting division of Arthur Anderson & Co. (now Accenture). From 1980 to 1985, he was a senior executive with The Walt Disney Company. In 1985, Mr. Kinsey left his position as senior vice president of operations and new technologies for The Walt Disney
Studios to co-found IWERKS Entertainment, a high-technology entertainment company. Mr. Kinsey was chairman and chief executive officer at IWERKS from inception until 1995 when he resigned to spend more time with his family.

The following biographical information is furnished with respect to our other current directors:

Directors Whose Term Expires in 2006

     Gary H. Arlen, 60, was appointed as a Director in August 1999 and his current term expires in 2006. Since 1980, he has been president of Arlen Communications, Inc., a research and consulting firm specializing in interactive information, transactions, telecommunications and entertainment. Arlen Communications provides research and analytical services to domestic and international organizations in entertainment, media, telecommunications and Internet industries. Mr. Arlen was a founder and board member of several interactive media trade associations. He is a member of the Academy of Digital TV Pioneers and the Cable TV Pioneers.

     Michael Fleming, 52, was appointed a Director in November 2001 and his current term expires in 2006. Since May 2002, he has also served as Chairman of the Board of our Buzztime Entertainment, Inc. subsidiary. Mr. Fleming is currently chairman and Chief Executive Officer of the Fleming Media Group, advising a broad range of content and technology companies on interactive television, broadband, wireless and other convergent technology opportunities. He is the founder and recent past-President of Game Show Network, a satellite delivered television programming service dedicated to the world of games and game play. Mr. Fleming has held senior executive positions at Playboy Entertainment Group, ESPN, Turner Broadcasting and Warner Amex Satellite Entertainment Company. He was inducted into the Cable Pioneers in 1999.

Directors Whose Term Expires in 2007

     Robert M. Bennett, 74, has been a Director since August 1996 and his current term expires in 2007. Since 1989, Mr. Bennett has been chairman of the board of Bennett Productions, Inc., a production company with experience in virtually all areas of production including syndicated extreme sports and specialty programming, music videos, commercial productions, home video, corporate communications and feature films. Mr. Bennett was president of Metromedia Broadcasting from 1982 until 1986. His career in broadcasting began at KTTV, Metromedia's broadcast division. In 1972, Mr. Bennett joined Boston Broadcasters, Inc. (BBI), serving as president and director from 1979 until 1982. In 1991, he acquired full ownership from his partners of Trans Atlantic Entertainment, Inc., owner of film and video libraries. Mr. Bennett was named to The Broadcasting and Cable Hall of Fame on November 7, 1994. Mr. Bennett serves as President of the Muscular Dystrophy Association and as director on the board of the American Film Institute.

     Robert B. Clasen, 60, has been a Director since November 2001 and his current term expires in 2007. Currently he is President and CEO for Starz Entertainment Media Group, the largest provider of premium movie services in the United States providing thirteen channels of movies to multichannel television homes. He was appointed to this position in December 2004, previously serving as President of Sales and Marketing since September 2003 and President and COO since May 2004. For most of the past ten years, Mr. Clasen has been President and CEO of Clasen Associates, an advisor to a broad range of technology and service companies who operate in the broadband, wireless and satellite sectors. In this capacity he often has served as an interim executive. In January 2002, he was appointed Acting Chairman and Chief Executive Officer of Inetcam, Inc., a privately held international streaming media management software company, where he served for five months. From September, 2002 through July, 2003, Mr. Clasen served as Interim Chief Strategy Officer and director for Path 1 Network Technologies (PNWK), a publicly traded provider of broadcast quality video over packet-based networks and he remains on the Board. During this period he also served as Chairman for Broadband Innovations and Lightwave Solutions, two San Diego companies providing components to the cable television industry. From 1999 until June 2001, Mr. Clasen served as Chairman and Chief Executive Officer of ICTV, an interactive/internet television provider. From June 2001 until December, 2001, Mr. Clasen remained as Chairman of the board at ICTV and, continued to serve as a director for ICTV until July 2003. During 1997, Mr. Clasen served as President and Chief Executive Officer of ComStream Corporation, an international provider of digital transmission solutions for voice, data, imaging, audio and video applications during the sale of the Company. Prior to 1997, Mr. Clasen held positions as President of each of Comcast International Holdings, the international division of Comcast Cable Communications, and Comcast Cable Communications, one of the country's five largest cable television companies.

     Esther L. Rodriguez, 63, has been a Director since September 1997 and her current term expires in 2007. She served in various executive capacities since joining General Instrument (now Motorola's Broadband Communications Division) from 1987 until her retirement in November 1996. As vice president of worldwide business development for General Instrument, Ms. Rodriguez was instrumental in developing the first nationwide home satellite pay-per-view business in the United States. She was also general manager and chief operating officer of General Instrument's Satellite Video Center, a General Instrument-Cable Data partnership, and was a founding member of the Partnership Council. After leaving General Instrument, she founded and continues to serve as chief executive officer of Rodriguez Consulting Group, a business development consulting firm. Ms. Rodriguez has over 30 years of experience in the development and management of consumer and commercial multi-national businesses, as well as entertainment and educational networks and systems.

Meetings and Committees

     Our business affairs are managed by and under the direction of the Board of Directors. During the fiscal year ended December 31, 2004, the Board of Directors met on six occasions. During 2004, each director attended at least 75% of the meetings of the Board of Directors and of each committee of the Board of Directors on which he or she served. The schedule for regular meetings of the Board for each year is submitted and approved by the Board in advance.

     Each committee of the Board of Directors meets as frequently and for such length of time as may be required to carry out its assigned duties and responsibilities. In addition, the chairman of a committee may call a special meeting at any time if deemed advisable. We have three standing committees: the Audit, Compensation and Nominating Committees. The committees' respective duties are outlined in their charters. The Board reviews the committees' duties from time to time and may form new committees, revise a committee's structure, or disband committees, depending on the circumstances.

Independent Lead Director and Executive Sessions of the Board

     In August 2004, the Board of Directors appointed Mr. Bergsman to serve as lead director to act as a liaison between the non-management directors and the Company's management; to organize the Board's evaluation of our chairman and chief executive officer, providing continuous ongoing feedback; to consult with the chairman and chief executive officer on agendas for Board meetings; and other matters pertinent to the Company and the Board. Our independent non-management directors meet at regularly scheduled intervals without the Company's management and chief executive officer. Mr. Bergsman presides over each of these executive sessions. Our Board members have complete access to management and to information regarding the Company's operations. In addition, our Board supports our chief executive officer's practice of inviting managers into Board meetings to provide additional insight regarding issues in their respective areas of expertise.

Selection of Chairman and Chief Executive Officer

     The chairman of our Board is elected by our Board of Directors. Our Board is free to choose its chairman in any way it deems best for the Company and its stockholders. Our chief executive officer is also designated by our Board of Directors. The chief executive officer has general authority over the Company's business and affairs, subject to oversight by the Board of Directors, and ensures the Board's directives are carried out. Our chief executive officer, Stanley B. Kinsey, also serves as chairman of the Board.

Audit Committee Financial Expert

     NTN has determined that Robert M. Bennett is an "audit committee financial expert" within the meaning of the final rules implementing Section 406 and 407 of the Sarbanes-Oxley Act and independent as defined in Item 7(d)(3)iv of
Schedule 14A of the Securities Exchange Act.

Audit Committee

     We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The role of the Audit Committee of the Board of Directors is to assist the Board in its oversight of our financial reporting process. The primary functions of the Audit Committee are to periodically review our accounting and financial reporting and internal control policies and procedures, to recommend to the Board of Directors the firm of certified public accountants to be retained as our independent auditors, to review our policies and procedures
relating  to  business   conduct  and   conflicts  of  interest  and  to  review
management's specific disclosures contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our periodic financial reports to the SEC, in addition to review of our annual audited and quarterly financial statements. The Audit Committee is currently comprised of three non-employee directors: Mr. Bennett, Mr. Fondren and Ms. Rodriquez. Mr. Bennett, Mr. Fondren and Ms. Rodriguez are independent under the rules of the American Stock Exchange and the Sarbanes-Oxley Act of 2002. The Audit Committee met on four occasions in 2004.

Compensation Committee

     The primary functions of the Compensation Committee, which consists of non-employee directors, are to review and advise the Board of Directors on salaries, bonuses and awards of stock options to our employees and other compensation matters. The Board has delegated to the Compensation Committee board authority to approve compensation for executive officers, as well as incentive compensation and equity-based plans. The Compensation Committee consists of two non-employee directors: Mr. Arlen and Mr. Bergsman. The Compensation Committee met on four occasions in 2004.

Nominating Committee

     We established a Nominating Committee in August, 2004. The primary functions of the Nominating Committee, which consists of non-employee independent directors, are to identify individuals qualified to become members of the Board; and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; and to develop and implement policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its stockholders. The Nominating Committee operates in accordance with an adopted charter as posted on the Corporate Governance section of our website. The Nominating Committee consists of two non-employee directors: Ms. Rodriguez and Mr. Bergsman. The Nominating Committee met on one occasion in 2004. Our Nominating Committee acts in considering new candidates for Board membership suggested by Board members, management and stockholders. All director nominees shall have been approved by a majority of the independent directors.

     The Nominating Committee has established qualifications for directors, including the ability to apply fair and independent judgment in a business situation and the ability to represent the interests of all our stockholders and constituencies. A director also must be free from any conflicts of interest that would interfere with his or her loyalty to the company or our stockholders. In evaluating Board candidates, the Nominating Committee considers these qualifications as well as several other factors. Our Nominating Committee believes candidates meeting these criteria can contribute diverse, useful perspectives:

       o  demonstrated maturity and experience;

       o expertise in business areas directly relevant to NTN and its subsidiaries; and

       o  background in broadcasting, media or interactive television.

Code of Ethics

     We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and controller that was filed on March 31, 2003 as an exhibit to our annual report for the year ended December 31, 2002. The text of our code of ethics can be found on the Internet at http://www.ntn.com. We will voluntarily provide electronic or paper copies of our code of ethics free of charge. You may request copies by sending a written request to 5966 La Place Court, Carlsbad, California 92008.

Director Compensation

     During 2004, directors were entitled to receive cash compensation of $2,400 per month for their services as directors. Further, directors who serve on either the audit or compensation committees or the board of directors of Buzztime Entertainment, Inc. were entitled to receive an additional $3,000 annually for each such service. Those directors serving on our Nominating Committee receive an additional $1,000 annually for their service. Our independent lead director is entitled to receive an additional $2,000 per quarter for his service. Directors are also eligible for the grant of options to purchase Common Stock from time to time for services in their capacity as directors.

     Upon the date of commencement of a director's term of service, we grant to each director options to purchase 20,000 shares of our Common Stock. These options are priced at the closing market price of the Common Stock on the date of grant. As of the date of grant, 10,000 options are fully vested and exercisable; thereafter, the remaining 10,000 options vest and become exercisable in equal installments each month immediately subsequent to the date of grant and up to the date of the next annual meeting of stockholders. Further, after the initial year of a director's term of service, options to purchase an additional 20,000 shares of Common Stock shall be granted each year on the date of our annual meeting of stockholders during the remainder of the term of service. The additional options shall be priced at the closing market price of the Common Stock on the date of grant and shall vest and become exercisable as to 1/12 of the shares each month following the date of grant, subject to the director's continuing service. A director who is re-elected for an additional term of service will be granted options to purchase 20,000 shares of Common Stock, priced at the closing market price of the Common Stock on the date of our annual meeting of stockholders, subject to monthly vesting and continued service. Finally, all options granted to directors as compensation for service on the Board of Directors shall expire on the earlier of ten years from the date of grant or two years from the date the director ceases to serve on the Board of Directors. The options provide for immediate vesting in full upon the occurrence of a change of control event.

Required Vote

     Nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     The nominees have indicated a willingness to serve as directors. If any of them should decline or be unable to act as a director, however, the proxy holders will vote for the election of another person as the Board of Directors recommends.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED. PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IF NO DIRECTION IS GIVEN IN THE PROXIES.

                                   PROPOSAL 2

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                       RESTATED ARTICLES OF INCORPORATION
                      TO ELIMINATE THE CLASSIFIED STRUCTURE
                            OF THE BOARD OF DIRECTORS

     On March 8, 2005, the Board of Directors of the Company approved for submission to the stockholders a proposed amendment of the Company's Restated Articles of Incorporation to eliminate the classified structure of the Board of Directors. If stockholders approve this Proposal No. 2, Sections A and B of
Article IX of the Company's Restated Articles of Incorporation will be amended to read in their entirety as follows:

                                   "ARTICLE IX

          A. Number, Election and Term of Directors. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. Each director who is serving as a director on the date of this Amendment shall hold office until the next annual meeting of stockholders after such date and until his or her successor has been duly elected adn qualified, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders. At each annual meeting of stockholders after the date of this Amendment, the Directors elected at such annual meeting shall hold office for a term expiring at the next annual meeting of stockholders to be held in the year following the year of their election, with the members to hold office until their successors are elected and qualified.

          B. Newly Created Directorship and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from the death, resignation, disqualification, or removal of a director shall be filled solely by the affirmative vote of the majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected (a) to fill any vacancy resulting from the death, resignation, disqualification or removal of a Director shall hold office for the remainder of the full term of the Director whose death, resignation, disqualification or removal created such vacancy or (b) to fill any vacancy resulting from a newly created directorship shall hold office until the next annual meeting of stockholders and, in each case, until such Director's successors shall have become elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     The Board of Directors has unanimously adopted a resolution approving the submission to stockholders of the amendment to Sections A and B of Article IX of the Restated Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors. The Board of Directors unanimously recommends that stockholders vote to approve Proposal 2.

     Sections A and B of Article IX of the Company's Restated Articles of Incorporation currently provides that:

   o the Board of Directors shall be divided into three classes of an equal number of directors each;
   o one of the  three  classes  shall  stand for re-election  each year; and
   o each class of directors shall hold office for a three-year term.

     The affirmative vote of stockholders holding a majority of all the outstanding shares of the Company is required for the approval of Proposal 2. If Proposal 2 is approved by the Company's stockholders, the amendment will be adopted and the terms of all directors will end at the 2006 Annual Meeting of stockholders. Beginning with that annual meeting, all directors will be elected for one-year terms at each annual meeting. In addition, any director appointed by the Board of Directors to fill a newly created directorship or to fill a vacancy on the Board will hold office for a term ending at the next annual meeting after the director's appointment.

     Classified or staggered boards have been widely adopted and have a long history in corporate law. Classified boards have been viewed as a means of promoting stability and continuity of experience on a board of directors primarily because the majority of directors at any given time will have had at least one year of experience on the board, thus assisting a company in its long-term strategic planning efforts. Also, because it would take at least two elections for a potential acquiror to gain control of a classified board without the cooperation of the board, the existence of a classified structure may enhance stockholder value by making it more likely that a party seeking to gain control of a target company will engage in arm's-length discussions with the target's existing board instead of launching a proxy fight in an attempt to gain control of the board and take over the company. However, many investors and others have come to view a classified board structure as having the effect of reducing the accountability of directors because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis. The election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for the implementation of these policies. Opponents of classified boards also believe that they discourage takeover proposals and proxy contests that could have the effect of increasing stockholder value.

     In light of these views, many public corporations have recently determined that principles of good corporate governance dictate that all directors of a corporation should be elected annually. Our Board of Directors has considered the advantages and disadvantages of the classified board structure, and has unanimously voted to propose to the stockholders that the Company's directors be elected annually. In reaching this determination, the Board of Directors concluded that the benefits of a classified board structure were outweighed by the following considerations:

   o The Board's belief that providing the Company's stockholders with the opportunity annually to register their views on the collective performance of the Board and on each director individually will further the Company's goal of ensuring that its corporate governance policies conform to current best practices and maximize accountability to the stockholders;

   o The Board's belief that, because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership should not be materially affected by declassification of the Board of Directors; and

   o The Board's belief that, even though annual election of directors may enhance the ability of a third party to acquire control of the Company without engaging in arm's-length discussions with the Board, there are other factors, such as the regulatory requirements applicable to an acquisition of control of the Company, that reduce the likelihood that a third-party would be successful in taking over the Company without engaging in arm's-length discussions with the Board.

     If stockholders approve Proposal No. 2, we will file Articles of Amendment to the Company's Restated Articles of Incorporation formalizing elimination of the classified structure of the Board of Directors. Each director elected at this Annual Meeting will then hold office for a one-year term expiring on the date of the 2006 Annual Meeting, subject to his or her earlier resignation, removal or death. In addition, the remaining directors will also stand for election at the 2006 Annual Meeting. In addition, any director appointed by the Board of Directors to fill any newly created directorship or to fill a vacancy on the Board will hold office for a term ending at the next annual meeting.

     If Proposal 2 is not approved by stockholders, the Board of Directors will remain classified, and the three directors elected at the 2005 Annual Meeting will be elected for a three-year term expiring in 2008. All other directors will continue in office for their full three-year term, subject to their earlier resignation, removal or death. The affirmative vote of a majority of the Company's outstanding shares will be required for approval of Proposal 2. An abstention will have the same effect as a vote against the proposal. The Board of Directors recommends a vote "FOR" Proposal 2.

Required Vote

     The affirmative vote of a majority of the Company's outstanding shares will be required for approval of Proposal 2. An abstention will have the same effect as a vote against the proposal.

THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR  PROPOSAL  NO. 2.

                                   PROPOSAL 3

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                       RESTATED ARTICLES OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

     On April 18, 2005, the Board of Directors of the Company approved for submission to the stockholders a proposed amendment to the Company's Restated Articles of Incorporation to change the name of the Company from NTN Communications, Inc. to NTN Buzztime, Inc., to be effective January 1, 2006. If stockholders approve this Proposal No. 3, Article I of the Company's Restated Articles of Incorporation will be amended to read in its entirety as follows:

       "The name of the corporation ("Corporation") is NTN Buzztime, Inc."

     The Board of Directors of the Company is recommending the approval of the name change because it believes the name NTN Communications, Inc., established 20 years ago, no longer represents the Company as it operates today. Approximately five years ago, we established the Buzztime name as our business-to-consumer brand and began using the existing NTN brand more frequently as our business-to-business brand. Since that time, several of the Company's products and services utilizing the Buzztime brand have begun to gain traction with consumer markets. Some of these products and services include the Buzztime trivia channel currently running on several distribution platforms, including digital cable television, Verizon mobile phones and on Dish Network. Additionally, the Company has branded a Buzztime home electronics game and playing cards, and has commenced a trial of the Buzztime iTV Network in eleven pubs in the United Kingdom.

     Along with the successful deployments of Buzztime-branded products, management has found consumers and investors sometimes unaware of a connection between the NTN brand and the Buzztime brand. We believe that the new name "NTN Buzztime, Inc." better reflects the Company's current business and growth strategies of expanding distribution of the Buzztime brand via our broader product lines. This change is proposed as part of our enhanced corporate identity strategy and it provides us with a cohesive, instantly-recognizable identity associated with both our successful new products in the multi-player game sector of the interactive television industry and our hospitality products sold in business-to-business markets.

     We plan to continue emphasizing the Buzztime brand in our consumer-oriented
products   and   services   as   well  as   using   the   NTN   brand   for  our
business-to-business product lines.

     If stockholders approve Proposal No. 3, we will file Articles of Amendment to the Company's Restated Articles of Incorporation formalizing a corporate name change to be effective as of January 1, 2006. Once the name change is effected, the Company will legally be known as "NTN Buzztime, Inc." and will continue to trade on the American Stock Exchange under the symbol "NTN." Accordingly, it will be necessary for the Company to reflect its name change on our stationary, bank accounts, domain name, stock certificates and various other administrative and communications materials. We do not expect these costs to be material.

 Required Vote

     A majority of the Company's outstanding shares must be voted in favor of amending the Company's Restated Articles of Incorporation to change the Company's corporate name from "NTN Communications, Inc." to "NTN Buzztime, Inc."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3 TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "NTN BUZZTIME, INC."

                                   PROPOSAL 4

                           RATIFICATION OF APPOINTMENT
                            OF HASKELL & WHITE LLP AS
                          INDEPENDENT REGISTERED PUBLIC
                               ACCOUNTANTING FIRM

     Our independent registered public accounting firm for the fiscal year ended December 31, 2004 was Haskell & White LLP. Prior to that time, KPMG LLP audited our financial statements for the fiscal years ended December 31, 1989 through December 31, 2003. The Audit Committee of our Board of Directors has reappointed Haskell & White LLP to continue as our independent registered public accounting firm for the year ending December 31, 2005. Our bylaws do not require that the stockholders ratify the selection of Haskell & White LLP as our independent registered public accounting firm. However, we are submitting the selection of Haskell & White LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Haskell & White LLP. Even if the selection is ratified, the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of NTN and our stockholders.

     Representatives of Haskell & White LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote

     A majority of the shares present at the meeting, either in person or by proxy, must be voted in favor of Proposal 4 to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP IF NO DIRECTION IS GIVEN IN THE PROXIES.

                               EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name                       Age(1)  Position(s) Held

Stanley B. Kinsey....      51      Chief Executive Officer and Chairman of the Board
V. Tyrone Lam........      43      President and Chief Operating Officer, Buzztime Entertainment,Inc.
Mark deGorter........      47      President and Chief Operating Officer, NTN Hospitality Technologies
James B. Frakes......      48      Chief Financial Officer
----------

(1) As of April 11, 2005.

     See "Election of Directors" for Mr. Kinsey's biography. The following biographical information is furnished with respect to our other executive officers:

     V.  Tyrone  Lam was  appointed  President  and Chief  Operating  Officer of
Buzztime Entertainment, Inc. in December 1999, upon incorporation of the subsidiary. Prior to his current appointment, Mr. Lam served as executive vice president of NTN, responsible for sales, marketing and operations of the NTN Network. Before joining NTN in 1994, he managed the development of iTV game and sports applications for EON Corporation, formerly known as TV Answer, a pioneer in the interactive television industry, from April 1992 until December 1994. Additionally, Mr. Lam has served in sales and marketing management positions within the PC software industry, is past chairman of the Interactive Services Association's Interactive Television Council and is an author of articles on interactive television and sales and marketing strategies.

     Mark deGorter was appointed President and Chief Operating Officer of the NTN Network in January 2001. Prior to that time, Mr. deGorter served as Vice President of Marketing of our Buzztime subsidiary. Further, during the third quarter of 2000, Mr. deGorter assumed the additional role of Vice President of Marketing for the NTN Network. Prior to joining Buzztime in April 2000, Mr. deGorter had served as Vice President of Marketing for MET-Rx USA, a consumer packaged goods company, since July 1997. From June 1994 until July 1997, Mr. deGorter was a senior manager with ProShot Golf, Inc., a global positioning satellite-based communications and information system for the golf industry. During his career, Mr. deGorter has held key management positions with Bally's Total Fitness, a public company operating commercial fitness centers in North America; L.A. Gear, a licensor of trademarks and trade names for use in conjunction with apparel, accessory and consumer-related products; and J. Walter Thompson/USA, a multi-media advertising agency with worldwide operations.

     James B. Frakes was appointed Chief Financial Officer and Secretary of NTN in April 2001. Prior to joining us, Mr. Frakes was chief financial officer and a director of Play Co. Toys, a publicly held chain of retail toy stores, where he had been since 1997. On March 28, 2001, Play Co. Toys and its majority-owned subsidiary, Toys International.com, Inc., filed a Chapter 11 petition under federal bankruptcy laws in the Southern District in the State of New York. From June 1990 to March 1997, Mr. Frakes was chief financial officer and a director of Urethane Technologies, Inc., a publicly held specialty chemical company, and two of its subsidiaries, Polymer Development Laboratories, Inc. and BMC Acquisition, Inc., chemical companies focused on the polyurethane segment of the plastics industry. From 1985 to 1990, Mr. Frakes was a manager at Berkeley International Capital Corporation, an investment banking firm specializing in later stage venture capital and leveraged buyout transactions. Mr. Frakes serves on the Board of Youth Tennis San Diego, a nonprofit organization.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table shows the compensation paid or accrued as of each of the last three fiscal years to all individuals who served as our chief executive officer during 2004 and the three other most highly compensated executive officers who were serving as executive officers at the end of 2004 whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                         Securities Underlying
                                              Annual Compensation     Long-Term Compensation Awards

                                                                                    Deferred Stock
Name and Principal Position         Year     Salary(1)     Bonus(2)    Options          Units(3)
---------------------------         ----     ---------     --------    --------     --------------
Stanley B. Kinsey(4)........        2004     $367,000      $50,000     300,000          50,000
Chief Executive Officer             2003      339,834       15,000     400,000            --
and Chairman of the Board           2002      313,542       24,000     100,000            --

V. Tyrone Lam...............        2004     $270,673      $15,000      40,000          20,000
President & Chief Operating Officer 2003      250,288       50,000     100,000            --
Buzztime Entertainment, Inc.        2002      222,156       15,000     100,000            --

Mark deGorter...............        2004     $270,673      $15,000      40,000          20,000
President & Chief Operating Officer 2003      249,615       50,000     100,000            --
  NTN Hospitality Technologies      2002      222,538       60,000     250,000            --

James B. Frakes.............        2004     $205,673      $50,000      40,000          20,000
 Chief Financial Officer            2003      189,103       15,000     100,000            --
                                    2002      159,000       20,000        --              --
----------

(1) Includes amounts, if any, deferred under NTN's 401(k) Plan.

(2) Represents cash bonus paid out in accordance with the performance-based bonus program as established by the Compensation Committee of the Board of Directors.

(3) Granted pursuant to the NTN Communications, Inc. 2004 Performance Incentive Plan, effective September 30, 2004, subject to monthly vesting during employment.

(4) Mr. Kinsey waived compensation for serving as a director of NTN. Mr. Kinsey received perquisites and personal benefits that did not exceed the lesser of $50,000 or 10% of his annual salary and bonus.

Option Grants in Last Fiscal Year

     The following table contains information concerning grants of stock options during 2004 with respect to the Named Executive Officers:

                                            Individual Grants

                     Number of     % of Total
                      Shares      Options/DSUs
                     Underlying     Granted to                                  Grant Date
                    Options/DSUs  Employees in   Exercise/Base   Expiration      Present
Name                  Granted     Fiscal Year        Price          Date          Value
-----------------     -------     ------------    ----------     ----------    -----------
Stanley B. Kinsey    300,000(3)       2.5%           $1.86        08/15/14     $435,963(1)
Stanley B. Kinsey     50,000(4)        *              2.60        02/28/15      130,000(2)
V. Tyrone Lam....     40,000(5)        *              2.73        03/21/14      113,686(1)
V. Tyrone Lam         20,000(6)        *              2.60        02/28/15       78,305(2)
Mark deGorter....     40,000(5)        *              2.73        03/21/14      113,686(1)
Mark deGorter         20,000(6)        *              2.60        02/28/15       78,305(2)
James B. Frakes..     40,000(5)        *              2.73        03/21/14      113,686(1)
James B. Frakes       20,000(6)        *              2.60        02/28/15       78,305(2)
_______
*less than 1%

(1) The present value of grant on the grant date was estimated using the Black Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%, risk-free interest rate of 3.327%, expected volatility of 101.45%, and expected option life of 5 years.

(2) The per-share base price on the grant date was $2.60 per share, the market value of the underlying security on the date of grant.

(3) Represents options granted under the 1995 Stock Option Plan, which become fully vested and exercisable as of July 31, 2005. The options were granted to Mr. Kinsey in consideration of Mr. Kinsey's agreement to extend the term of his employment agreement to February 28, 2005. The options were priced at $1.86 per share in accordance with the terms of the Amendment to Mr. Kinsey's employment agreement effective August, 2004. Such options vested in six (6) equal installments on the last day of each month commencing August, 2004.

(4) Represents deferred stock units granted in accordance with the NTN Communications, Inc. 2004 Performance Incentive Plan. The deferred stock units vest monthly through March, 2005.

(5) Represents options granted under the 1995 Stock Option Plan. Such options vest and become exercisable as to 1/12 of the total shares on the last day of each of the twelve (12) calendar months immediately following the first anniversary of the grant date.

(6) Represents deferred stock units granted in accordance with the NTN Communications, Inc. 2004 Performance Incentive Plan. The deferred stock units vest monthly as to 1/12 of the total shares granted commencing March 1, 2005.

Fiscal Year-End Option Values

     The following table contains information concerning stock options which were unexercised at the end of 2004 with respect to the Named Executive
Officers.  No  stock  options  were  exercised  in 2004 by any  Named  Executive
Officer.

                            Number of Securities            Value of Unexercised
                      Underlying Unexercised Options            in-the-Money
                             at Fiscal Year-End          Options at Fiscal Year-End(1)
Name                   Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------     -------------   ---------------   -------------   ---------------
Stanley B. Kinsey        2,950,000          100,000       $6,483,500          $133,000
V. Tyrone Lam....          648,750           91,250        1,378,896           204,479
Mark deGorter....          405,000          135,000          942,446           306,853
James B. Frakes..          301,875           88,125          693,998           199,302
----------

(1) Represents the amount by which the aggregate market price on December 31, 2004 of the shares of our Common Stock subject to such options exceeded the respective exercise prices of such options.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of April 11, 2005 the number and percentage ownership of Common Stock by (i) all persons known to us to own beneficially more than 5% of the outstanding shares of Common Stock based upon reports filed by each such person with the Securities and Exchange Commission,
(ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all of the Named Executive Officers and directors as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days of April 11, 2005. Except as otherwise indicated and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of Common Stock shown. Except as otherwise indicated, the address for each person is c/o NTN Communications, Inc., 5966 La Place Court, Carlsbad, California 92008. An asterisk denotes beneficial ownership of less than 1%.

                                                         Number of Shares
                                                           Beneficially        Percent Of
Name                                                           Owned         Common Stock(1)
----------------------------------------------------     -----------------  ----------------
Gary Arlen(2)......................................             181,000            *
Robert M. Bennett(3)...............................           1,848,017            3%
Barry Bergsman(4)..................................             291,000            *
Robert B. Clasen(5)................................              90,000            *
Michael Fleming(6).................................              80,000            *
Neal Fondren(7) ...................................               1,320            *
Esther L. Rodriguez(8).............................             242,766            *
Stanley B. Kinsey(9)...............................           3,200,333            6%
V. Tyrone Lam(10)..................................             664,667            1%
Mark deGorter(11)..................................             426,259            *
James B. Frakes(12) ...............................             323,334            *
Media General, Inc.(13) ...........................           3,287,810            6%
Vincent A. Carrino(14).............................           5,114,831           10%
                                                         -----------------  -----------------
All executive officers and directors of NTN as a
Group (11 persons) (15).............................          7,348,696           14%
                                                        =================   =================
----------

 (1) Included as outstanding for purposes of this calculation are 53,341,464 shares of Common Stock (the amount outstanding as of April 11, 2005) plus, in the case of each particular holder, the shares of Common Stock subject to currently exercisable options, warrants, or other instruments exercisable for or convertible into shares of Common Stock (including such instruments exercisable within 60 days after April 11, 2005) held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.

 (2) Includes 180,000 shares subject to currently exercisable options held by Mr. Arlen.

 (3) Includes 180,000 shares subject to currently exercisable options and 500,000 shares subject to currently exercisable warrants held by Mr. Bennett.

 (4) Includes 180,000 shares subject to currently exercisable options and 20,000 shares subject to currently exercisable warrants held by Mr. Bergsman.

 (5) Includes 80,000 shares subject to currently exercisable options held by Mr. Clasen. Includes 10,000 owned by the Clasen Family Trust, of which Mr. Clasen is co-trustee with members of his immediate family. As co-trustee, Mr. Clasen shares voting and investment power with respect to the shares.

 (6) Includes 80,000 shares subject to currently exercisable options held by Mr. Fleming.

 (7) Includes 500 shares owned by Mr. Fondren as custodian for his son. Excludes shares subject to options issued to Media General for Mr. Fondren's service as director.

 (8) Includes 180,000 shares subject to currently exercisable options held by Ms. Rodriguez. Also includes 1,000 shares owned by the Rodriguez Family Trust, of which Ms. Rodriguez is a co-trustee with members of her immediate family. As co-trustee, Ms. Rodriguez shares voting and investment power with respect to the shares.

 (9) Includes 3,050,000 shares subject to currently exercisable options and 50,000 deferred stock units held by Mr. Kinsey.

(10) Represents shares subject to currently exercisable options and deferred stock units held by Mr. Lam.

(11) Represents shares subject to currently exercisable options and deferred stock units held by Mr. deGorter.

(12) Represents shares subject to currently exercisable options and deferred stock units held by Mr. Frakes.

(13) Includes 564,000 shares acquired January 20, 2004 in a registered public offering; 2,000,000 shares acquired pursuant to the Purchase Agreement dated May 5, 2003; 666,667 shares acquired pursuant to the Licensing Agreement dated May 7, 2003; and 40,000 shares subject to currently exercisable options issued for Mr. Fondren's service as director.

(14) Includes 260,000 shares subject to currently exercisable options held by Mr. Carrino. Also includes 332,386 shares owned directly by Mr. Carrino and 5,312,445 shares owned, directly or indirectly, by investment advisory clients of Brookhaven Capital Management, LLC, which in some cases has sole voting and investment discretion over such shares. Mr. Carrino is the sole owner and the Manager of Brookhaven Capital Management, LLC and, as such, in some cases he may be deemed to beneficially own such shares. Mr. Carrino disclaims such beneficial ownership. Brookhaven Capital Management is located at 3000 Sand Hill Road, Menlo Park, CA 94205.

(15) Includes   7,348,696   shares   subject  to  currently   exercisable
     options,warrants and deferred stock units held by executive officers and directors, including those described in notes (2) through (12) above.

Equity Compensation Plans

The following table sets forth as of December 31, 2004 our compensation plans authorizing us to issue equity securities and the number of securities issuable thereunder.

                               Number of securities to     Weighted-average      Number of securities remaining
                               be issued upon exercise    exercise price of       available for future issuance
                               of outstanding options,   outstanding options,    under equity compensation plans
Plan Category                   warrants and rights      warrants and rights     (excluding securities reflected
                                        (a)                      (b)                      in column (a))
Equity compensation
plans approved by                   9,673,914(1)                $1.31                       728,069(2)
security holders

Equity compensation
plans not approved by               1,632,833(4)                $1.61                             0
security holders
                              -------------------------  ---------------------  ----------------------------------
                              -------------------------  ---------------------  ----------------------------------
Total                              11,306,747                                               728,069(3)
                              =========================  =====================  ==================================

----------

 (1) Includes 9,173,914 shares issuable upon exercise of options granted pursuant to the NTN Communications, Inc. 1995 Employee Stock Option Plan and 500,000 shares issuable upon exercise of options granted pursuant to the NTN Communications, Inc. 1996 Special Stock Option Plan.

 (2) Remaining available for grant under the NTN Communications, Inc. 1995 Employee Stock Option Plan.

 (3) Does not include 300,000 shares of Buzztime Entertainment, Inc. common stock available for grant under the Buzztime Entertainment, Inc. 2001 Incentive Stock Option Plan. To date, no options have been granted under the plan.

(4) The 1,632,833 shares issuable that are not pursuant to equity compensation plans approved by security holders are all pursuant to warrants granted in connection with consulting agreements with non-employees or to warrants associated with equity offerings. Warrants to purchase 514,000 shares were granted in 2003, 685,000 shares were granted in 2002 and 190,000 shares in 2001. The remainder of outstanding warrants were issued on or before 2000. As of December 31, 2003, the range of exercise prices and the weighted-average remaining contractual life of outstanding warrants was $0.50 to $3.75 and 4 years, respectively.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors administers our executive compensation program and establishes the salaries of our executive officers. The Compensation Committee consists of only independent, non-employee Directors, who are appointed by the Board.

     The Compensation Committee's executive compensation policy is intended to enhance stockholder value, including annual compensation consisting of salary and bonus awards, and long-term compensation consisting of stock options and other equity based compensation. Therefore, the Compensation Committee designs compensation plans and incentives to link financial interests of our executive officers to the interests of our stockholders, to encourage support of our long-term goals, to tie executive compensation to the Company's performance and to attract and retain talented leadership.

     In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer's responsibilities as well as his or her effectiveness in supporting the Company's long term goals. The Compensation Committee also considers the compensation practices of comparable corporations in the San Diego area. Based upon these and other factors which it considers relevant, the Compensation Committee has considered it appropriate, and in the best interest of the stockholders, to set overall executive compensation on par with the average of companies in the comparison group to enable us to attract, retain and motivate the highest level of executive personnel. Our policies apply equally to all of our executive officers.

     A summary of our executive compensation policy is described below:

     Short-term cash compensation to executives for 2004 consisted primarily of salaries, subject to any written employment agreement between us and any executive, and performance bonuses intended to link officers' compensation to the Company's performance. Our executive incentive bonus program provides for the payment of cash bonuses based on the Company's performance in relation to predetermined objectives and individual executive performance for the year then ended. Prior to the beginning of the fiscal year, the Compensation Committee established objectives related to the Company's earnings, revenue and shareholder value. Based on the Company's performance during 2004 against these objectives, each of Messrs Kinsey, Frakes, Lam and deGorter was paid, in 2005, a cash bonus in the amount of $15,000.

     We have established a 401(k) plan. We may, at the Board of Director's discretion, make annual contributions to the 401(k) plan on behalf of our employees including the executive officers, subject to applicable limitations, but, to date, we have never made any such contributions.

     Long-term compensation to executives for 2004 consisted of equity compensation, in the form of stock options and deferred stock units, granted in accordance with our equity performance incentive compensation plans. stockholders approved our 2004 Performance Incentive Plan in September 2004. The Compensation Committee believes that employees should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate and retain qualified and capable executives. The grant of stock options and deferred stock units increases the executives' potential equity ownership in NTN with the goal of ensuring that the interests of senior management remain closely aligned with those of our stockholders. Accordingly, during 2004, the Board of Directors granted 300,000 options and 50,000 deferred stock units to Mr. Kinsey and 40,000 options and 20,000 deferred stock units to each of Messrs. Frakes, deGorter and Lam. Attaching vesting requirements to stock options and deferred stock units also creates an incentive for executive officers to remain with us for the long term.

Chief Executive Officer Compensation

     In October 1998, we entered into a written employment agreement pursuant to which Mr. Kinsey was to receive a bonus under a bonus program that was agreed upon by and between Mr. Kinsey and the Compensation Committee of our board of directors. On October 7, 1999, we entered into an addendum to the employment agreement with Mr. Kinsey setting forth the terms of the bonus program. Under the bonus program, the options granted to Mr. Kinsey in October 1999 were granted at a preferred, below market, price of $0.98 per share, the average closing price of our Common Stock during the three calendar quarters immediately prior to the grant date. The options were granted to Mr. Kinsey pursuant to our 1995 Employee Stock Option Plan and are subject to immediate vesting upon the occurrence of a change of control event In January 2001, we amended the employment agreement with Mr. Kinsey to extend the duration of the agreement by one year until October 6, 2002 and to award options for an additional 350,000 shares of our Common Stock at an exercise price of $0.875 per share. On October 7, 2002, Mr. Kinsey was granted options to purchase 100,000 shares of Common Stock in exchange for his agreement to reset the commencement of the renewal term of the employment agreement to January 1, 2003. In February 2003, Mr. Kinsey accepted an additional term of employment through January 31, 2004. In connection with the extension, Mr. Kinsey was granted options to purchase 400,000 shares of common stock at $1.10 per share in accordance with the terms of our broad-based employee stock option grant effective January 31, 2003. In August 2004, the term of Mr. Kinsey's employment agreement was extended through February 28, 2005, his salary was increased to $380,000 and he was granted 300,000 stock options and 50,000 deferred stock units. All options granted to Mr. Kinsey have been made at the fair market value as of the date of each grant. Mr. Kinsey and the Compensation Committee are currently negotiating terms for an extension of Mr. Kinsey's employment.

Internal Revenue Code Section 162(m)

     Compensation to our executive officers is subject to a $1,000,000 compensation deduction cap pursuant to Section 162(m) of the Internal Revenue Code, as amended. In 2004, no executive officer received aggregate compensation of $1,000,000 or more. However, the Board is aware that the grant of stock options and deferred stock units to the executive officers may subject us to the deduction cap in subsequent years. With respect to incentive stock options, the Board of Directors does not anticipate NTN taking a deduction in the absence of a disqualifying disposition by an executive officer. With respect to nonqualified options and deferred stock units, the Board of Directors is aware that any deduction that we may have at the time of exercise or election will be subject to the $1,000,000 cap. The Board of Directors does not anticipate that the compensation deduction cap will significantly affect our executive compensation policies.

     The foregoing report on executive compensation is provided by the Compensation Committee: Gary Arlen and Barry Bergsman. Notwithstanding anything to the contrary set forth in any of our filings and other documents that might incorporate by reference this proxy statement, in whole or in part, the foregoing report of the Compensation Committee shall not be incorporated by reference into any such filings or documents.

Change in Control Agreements

     We are negotiating change of control employment agreements with certain of our executive officers. The agreements shall provide that, if the executive is terminated other than for cause within one year after a change of control of the Company, then the executive is entitled to receive a lump sum severance payment equal to up to one year's base salary.

     We have entered into an employment agreement with Stanley B. Kinsey, our Chief Executive Officer and Chairman of the Board. In the event Mr. Kinsey is terminated upon a change of control of NTN, in addition to one year's base salary, he shall receive a pro rata portion of his bonus and continuation of employment benefits for one year.

Compensation Committee Interlocks and Insider Participation

     All compensation determinations for 2004 for our executive officers were made by the Board of Directors as a whole upon the recommendation of the Compensation Committee or by the Compensation Committee under authority granted to them by the Board. During 2004, Mr. Arlen and Mr. Bergsman served on the Compensation Committee. None of our directors or executive officers has served on the board of directors or the compensation committee of any other company or entity, any of whose officers served either on our Board of Directors or on our Compensation Committee.

     In connection with the investment by Media General, Inc., we agreed to increase the size of our Board of Directors and appoint Neal F. Fondren, Vice President of Media General and President of Media General's Interactive Media Division to fill the board seat. Media General's ability to maintain that seat on our Board of Directors is subject to Media General retaining ownership of certain percentages of the shares they purchased. Media General also received preemptive rights to purchase on a pro rata basis any new securities that NTN or Buzztime may subsequently offer. The preemptive rights also are dependent upon Media General maintaining ownership of certain percentages of the shares they purchased.

     On January 30, 2004, Media General, Inc. purchased $2 million of our Common Stock as part of a group of institutional investors that invested $14 million into our company. Media General invested on the same terms as the other investors.

Performance Graph

     The following graph sets forth a comparison of cumulative total returns for NTN, the American Stock Exchange Index, an index consisting of companies sharing the Standard Industrial Classification Code ("SIC Code") 7389 - Business Services (the "New Peer Group") and an index consisting of companies sharing the SIC Code 4841 - Cable, Other Pay TV Services (the "Old Peer Group"). We selected the New Peer Group to replace the Old Peer Group which we used in our 2004 and prior proxy statements. The New Peer Group was selected because it is a comprehensive peer group comprised of all of the public comparable companies in a more comparable business sector.

                                [GRAPHIC OMITTED]

Cumulative Total Return
 -----------------------------------------------------------------
                                   12/99   12/00   12/01   12/02   12/03   12/04
NTN COMMUNICATIONS                 100.00  16.95   24.40   32.54  100.33   86.50
AMEX MARKET VALUE (U.S. & FOREIGN) 100.00  78.53   69.32   59.10   84.31  102.39
NEW PEER GROUP                     100.00  31.07   27.12   19.24   26.23   28.82
OLD PEER GROUP                     100.00  83.19   62.99   44.59   64.21   70.00

Audit Committee Report

     The Audit Committee operates pursuant to a written Charter that was adopted by the Board of Directors in June 2000 and subsequently reviewed by the Audit Committee annually, including in 2004. As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.


     In the performance of its oversight function, during 2004 the Audit Committee reviewed and discussed the audited financial statements with management and Haskell & White LLP. Discussions between the Audit Committee and Haskell & White LLP included the matters required by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee received from Haskell & White LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Haskell & White LLP its independence. The Audit Committee also considered whether the provision of audit-related services during 2004 was compatible with maintaining the independence of Haskell & White LLP. Management's Report on Internal Controls over Financial Reporting in Item 9A of our Form 10-K/A for the year ended December 31, 2004 addresses our internal controls. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.


     The foregoing report is provided by the Audit Committee: Robert M. Bennett, Neal Fondren and Esther L. Rodriquez. Notwithstanding anything to the contrary set forth in any our filings and other documents that might incorporate by reference this proxy statement, in whole or in part, the foregoing report of the Audit Committee shall not be incorporated by reference into any such filings or documents.

Principal Accounting Firm Fees

     The Audit Committee has reviewed the advisability and acceptability of utilizing our external auditor Haskell & White LLP for non-audit services. In reviewing this area, the Committee focused on the ability of the external auditor to maintain independence. Based on input from management and a review of procedures established within the external audit firm, the Committee finds that it is both advisable and acceptable to employ the external auditor for certain limited non-audit services, from time-to-time. The Audit Committee reviews and approves all services to be provided by Haskell & White LLP before the firm is retained. The Audit Committee pre-approved the estimated audit fees for the fiscal year 2004 and related quarterly reviews prior to commencement of the audit services.

Audit  Fees
We paid fees for the fiscal year 2004 audit and quarterly reviews in an aggregate amount of $264,000 to Haskell & White LLP, of which $162,000 was paid to Haskell & White LLP as of December 31, 2004. Of the $264,000 amount, $135,000 related to the Sarbanes-Oxley 404 portion of the audit. In addition, we paid expense reimbursements of $14,000 to Haskell & White LLP.

We paid to KPMG LLP fees for the fiscal year 2003, and partial year 2004, audit and quarterly reviews conducted by KPMG LLP, our former external auditor, in aggregate amounts of $276,000 and $100,750 respectively. Fees included above related to audits of financial statements of acquired companies in accordance with Rule 3-05 totaled $78,000 for 2003.

Audit-Related Fees
Aggregate fees billed for all other services for fiscal year 2004 and 2003 were $0.

Tax Fees
Aggregated fees billed and paid for tax services for fiscal year 2004 were $0 to Haskell & White LLP and $970 to KPMG LLP. Aggregated fees billed and paid for tax services for fiscal year 2003 were $0.

All Other Fees
No fees were billed or paid for fiscal year 2004 or 2003 relating to other services.

Indemnity Agreements

     We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to retain experienced directors and officers.

Certain Relationships

     See "Compensation Committee Interlocks and Insider Participation."

Section 16(a) Beneficial Ownership Reporting Compliance

     Under federal securities laws, our directors and officers and any persons holding more than 10% of our Common Stock are required to report their beneficial ownership of our Common Stock and any changes in that ownership to the Securities and Exchange Commission. We believe that, based on the written representations of our directors and officers and copies of reports filed with the Commission in 2004, our directors, officers and holders of more than 10% of our Common Stock complied with the requirements of Section 16(a).

                          COMMUNICATIONS WITH DIRECTORS

     Stockholders may communicate directly with the Board of Directions or individual members of the Board of Directors in writing by sending a letter to the Board at: NTN Communications, Inc. Board of Directors, 5966 La Place Court, Carlsbad, California 92008. All communications directed to the Board of Directors will be transmitted to the Chairman of the Board of Directors or other director identified in the communication without any editing or screening.

                                  OTHER MATTERS

     Accompanying this Proxy Statement is a letter to stockholders from Mr. Kinsey, our Chairman and Chief Executive Officer, together with our Annual Report for the fiscal year ended December 31, 2004.

     We will furnish, without charge, to each person to whom this Proxy Statement is being sent a complete copy of our Form 10-K/A (other than exhibits) for fiscal 2004. We will furnish any exhibit to our Form 10-K/A upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests for the Form 10-K/A should be directed to Mr. James B. Frakes, Corporate Secretary, at our corporate offices located at 5966 La Place Court, Carlsbad, California 92008. Telephone requests may be directed to Mr. Frakes at
(760) 438-7400.

     We do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

                                          THE BOARD OF DIRECTORS

Dated: May 10, 2005

                                  Appendix "A"
                                  Form of Proxy

                            NTN COMMUNICATIONS, INC.
                               5966 La Place Court
                                    Suite 100
                           Carlsbad, California 92008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Darlene French-Porter and James B. Frakes, and each or either of them, with full power of substitution, as proxy holders to represent and vote, as designated on the reverse side, all shares of Common Stock of NTN Communications, Inc. (the "Company") held of record by the undersigned on April 11, 2005, at the Annual Meeting of stockholders to be held on June 10, 2005 and at any adjournments thereof.

                (Continued and to be signed on the reverse side)

                               [GRAPHIC OMITTED]

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            NTN COMMUNICATIONS, INC.

                                  June 10, 2005

                               [GRAPHIC OMITTED]
              /~ PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED /~

|X| Please mark your
    votes as in this
    example.

                                 FOR election of all       WITHHOLD vote
                                 nominees                  from all nominees
                                 Except as marked to       nominees listed
                                 the contrary
                                  _                          _
1.  Election of directors:       |_|                        |_|
    01 Barry Bergsman
    02 Neal Fondren
    03 Stanley B. Kinsey

(Instructions: To withhold authority to vote for any individual nominee, draw a line through such nominee's name in the list at left.)

                                                    FOR    AGAINST   ABSTAIN
                                                     _        _         _
2. Approval to amend the Company's Restated         |_|      |_|       |_|
   Articles of Incorporation to eliminate the
   classified structure of the board of directors;
                                                     _        _         _
3. Approval to amend the Company's Restated         |_|      |_|       |_|
   Articles of Incorporation to change the
   Company's corporate name from NTN
   Communications, Inc. to NTN Buzztime, Inc.
                                                     _        _         _
4. Ratification of appointment of Haskell           |_|      |_|       |_|
   & White LLP as independent
   registered public accountanting firm for fiscal year ending December 31, 2005

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

Signature            Signature if held jointly                Dated:
         ------------                         ----------------      -------,2005

NOTE - Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized partner.